Exhibit 21.1
(Page 1 of 2)
SUBSIDIARIES OF MPG OFFICE TRUST, INC.

Subsidiaries	Jurisdiction In Which Organized	Percentage of Voting Securities Owned Directly or Indirectly by MPG Office Trust, Inc.

MPG Office, L.P.	Maryland	88.4%
MPG Office Trust Services, Inc.	Maryland	100.0%
Maguire MO Manager, LLC	Delaware	100.0%
Maguire Macquarie Management, LLC	Delaware	50.0%
Maguire Properties – Plaza Las Fuentes Services, LLC	Delaware	100.0%
Maguire Properties – 777 Tower, LLC	Delaware	100.0%
Maguire Properties – 355 S. Grand Junior Mezzanine, LLC	Delaware	100.0%
Maguire Properties – 355 S. Grand Mezzanine, LLC	Delaware	100.0%
Maguire Properties – 355 S. Grand, LLC	Delaware	100.0%
North Tower Mezzanine, LLC	Delaware	100.0%
North Tower, LLC	Delaware	100.0%
Maguire Properties – Glendale, LLC	California	100.0%
Maguire Properties – 611 N. Brand Mezzanine, LLC	Delaware	100.0%
Maguire Properties – 611 N. Brand, LLC	Delaware	100.0%
Maguire Properties – Glendale II, LLC	Delaware	100.0%
Maguire Partners – Plaza Las Fuentes, LLC	Delaware	100.0%
Maguire Properties – 350 S. Figueroa Mezzanine, LLC	Delaware	100.0%
Maguire Properties – 350 S. Figueroa, LLC	Delaware	100.0%
Maguire Properties – 555 W. Fifth Mezzanine, LLC	Delaware	100.0%
Maguire Properties – 555 W. Fifth, LLC	Delaware	100.0%
New BHE, LLC	Delaware	100.0%
Bunker Hill Junior Mezzanine, LLC	Delaware	100.0%
Bunker Hill Senior Mezzanine, LLC	Delaware	100.0%
Library Square Associates, LLC	Delaware	100.0%
Maguire Properties – 9775 Scranton, LLC	Delaware	100.0%
Maguire Properties – 9755 Scranton, LLC	Delaware	100.0%
Maguire Properties Holdings I, LLC	Delaware	100.0%
Maguire Properties – 755 S. Figueroa, LLC	Delaware	100.0%
Maguire Properties Holdings II, LLC	Delaware	100.0%
MPG TRS Holdings, Inc.	Maryland	100.0%
Maguire Properties – 700 N. Central, LLC	Delaware	100.0%
Maguire Properties – 801 N. Brand, LLC	Delaware	100.0%
Maguire Properties – 701 N. Brand, LLC	Delaware	100.0%

Exhibit 21.1
(Page 2 of 2)
SUBSIDIARIES OF MPG OFFICE TRUST, INC.

Subsidiaries	Jurisdiction In Which Organized	Percentage of Voting Securities Owned Directly or Indirectly by MPG Office Trust, Inc.

Maguire Properties Holdings III, LLC	Delaware	100.0%
Maguire Properties – 4050 W. Metropolitan, LLC	Delaware	100.0%
Maguire Properties – 500 Orange Center Development, LLC	Delaware	100.0%
Maguire Properties – Stadium Towers II, LLC	Delaware	100.0%
Maguire Properties – Brea Corporate Center Development, LLC	Delaware	100.0%
Maguire Properties – Brea Financial Development, LLC	Delaware	100.0%
Maguire Properties Holdings IV, LLC	Delaware	100.0%
MP – 2600 Michelson Mezzanine, LLC	Delaware	100.0%
Maguire Properties – 2600 Michelson, LLC	Delaware	100.0%
Maguire Properties – Two Cal Plaza, LLC	Delaware	100.0%
Maguire Properties – Brea Financial Commons, LLC	Delaware	100.0%
Maguire Properties – Brea Corporate Place, LLC	Delaware	100.0%
Maguire Properties – 500 Orange Tower, LLC	Delaware	100.0%
Maguire Properties – 550 S. Hope, LLC	Delaware	100.0%
Maguire Properties – Stadium Towers Mezzanine, LLC	Delaware	100.0%
Maguire Properties – Stadium Towers, LLC	Delaware	100.0%
MPG TRS Holdings II, Inc.	Maryland	100.0%
MP – City Tower Mezzanine, LLC	Delaware	100.0%
Maguire Properties – City Tower, LLC	Delaware	100.0%
Maguire Properties – 3800 Chapman, LLC	Delaware	100.0%
Maguire Properties – City Tower II, LLC	Delaware	100.0%
Maguire Properties Holdings V, LLC	Delaware	100.0%
Maguire Macquarie Office LLC	Delaware	20.0%
Maguire Properties – Denver Center, LLC	Delaware	20.0%
Maguire Properties – One Cal Plaza, LLC	Delaware	20.0%
Maguire Properties – San Diego Tech Center, LLC	Delaware	20.0%
Maguire Macquarie/Cerritos I, LLC	Delaware	20.0%
Maguire Properties – Stadium Gateway, L.P.	Delaware	20.0%
Maguire Properties – Stadium Gateway, LLC	Delaware	20.0%
Maguire Macquarie TRS Services, Inc.	Maryland	20.0%

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Note:	All of the subsidiaries listed above are included in our consolidated financial statements. Inactive subsidiaries have not been included in the above list.